UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2007

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On December 6, 2007, the Compensation Committee of the Board of Directors of Learning Tree International, Inc. (the “Company”) approved:

(i) the payment of incentive bonuses for certain officers, calculated based on fiscal year 2007 results and the formulas approved at the beginning of that year. Nicholas R. Schacht, President and Chief Executive Officer was awarded $325,395.52; Magnus Nylund, Chief Information Officer, was awarded $122,023.32; and David A. Booker, Chief Operating Officer, was awarded $122,023.32;

(ii) a special bonus of $50,000.00 to Charles R. Waldron, Chief Financial Officer; and

(iii) special bonuses in lieu of the exercise of certain employee options which expire during December 2007, where the stock received on exercise could not have been sold for over a year due to the employee trading policy of the Company. The amounts of the bonuses will be equal to (i) the product of the number of shares involved and the average closing price of the Company’s stock for the period from December 13 through December 14 less (ii) the aggregate exercise price of the option. Mr. Nicholas Schacht, President and Chief Executive Officer of the Company, will receive a bonus based on 30,000 shares and an aggregate exercise price of $405,600.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: December 11, 2007	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer